SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 2, 2007

WELWIND ENERGY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

(former name or former address, if changed since last report)

Delaware	000-26673	98-0207081
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
10-20172 113B Avenue Maple Ridge, British Columbia Canada V2X 0Y9
Canada
(Address of principal executive offices)
604-460-8487
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Welwind Energy International Corp.
From 8-K
Current Report

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2007, the Company announced that Baldwin Kao Tam Cheng has been appointed as a Director of the Company.

Mr. Cheng, 62, is currently the Managing Director of BIS Supplies and Engineering Ltd., a company that specializes in the supply of materials for construction projects in Hong Kong. In order to meet the ever expanding demand, Mr. Cheng decided to streamline some of his businesses by further creating four different companies that would provide specialization to a certain area of trade: 1) BIS Hua Wei Pipelines & Steel Structure Engineering Co., Ltd., 2) BIS Waterworks Co., Ltd., 3) BIS Shang Pein Ductile Iron Supply Co., Ltd., and 4) BIS Transport Co., Ltd.

Mr. Cheng has over 38 years of experience in the construction and in the trade industry, and his vast experience in management has led to successful business transactions over the course of his career.

Also, on April 2, 2007, the Registrant accepted the resignation of David Cho, formerly a Director of the Registrant. Mr. Cho’s resignation is effective immediately.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Welwind Energy International Corp.

Dated: April 3, 2007	By:	/s/ Tammy-Lynn McNabb
Name: Tammy Lynn McNabb
Title: CEO and President